UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

SYNERGY CHC CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-42374	99-0379440
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

700 Roosevelt Trail STE 8 #1016, N. Windham, Maine	04062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 321-2350

865 Spring Street, Westbrook, Maine 04092

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SNYR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2026, Synergy CHC Corp. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not the obligation, to direct the Investor to purchase up to $36,000,000 of the Company’s common stock, par value $0.00001 per share (“Common Stock”), subject to satisfaction of certain terms and conditions set forth in the Purchase Agreement. Sales of shares of Common Stock to the Investor under the Purchase Agreement (the “ELOC Shares”), if any, are subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the 24-month period commencing on the date of execution of the Purchase Agreement, unless the Purchase Agreement is earlier terminated pursuant to its terms.

The Investor has no right to require any sales by the Company, but is obligated to make purchases at the Company’s direction subject to certain conditions. Each purchase must involve an aggregate amount of ELOC Shares of at least $25,000 but not exceeding the lesser of (i) $2,500,000 or (ii) 200% of the average daily trading volume of the Common Stock during the three trading days immediately before the date the Company directs the Investor to purchase the ELOC Shares.

The purchase price to be paid by the Investor for the ELOC Shares will be the lesser of (i) 95% of the average of the three lowest traded prices of the Common Stock during the five trading days immediately preceding the date of the Put Notice (as defined in the Purchase Agreement) and (ii) 95% of the lowest closing price of the Common Stock on any trading day during the three trading days immediately following the Clearing Date (as defined in the Purchase Agreement).

Actual sales of ELOC Shares to the Investor from time to time will depend on a variety of factors, including, without limitation, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds that the Company may receive under the Purchase Agreement, if any, cannot be determined at this time, since the amount will depend on the frequency and prices at which the Company sells ELOC Shares to the Investor, the Company’s ability to meet the conditions of the Purchase Agreement, and other limitations, terms and conditions of the Purchase Agreement, including the beneficial ownership limitation described below.

As consideration for the Investor’s execution and delivery of the Purchase Agreement, the Company issued to the Investor a common stock purchase warrant for the purchase of 1,540,000 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment (the “Warrant”). Under the Warrant, the Investor may exercise the Warrant during the period commencing on May 8, 2026 and ending on 5:00 p.m. Eastern time on the date that is five (5) years after May 8, 2026, subject to the terms and conditions therein, including, among others, limitations based on beneficial ownership and the “Exchange Cap” described below. The Warrant also provides that it will automatically become extinguished in its entirety upon the first occurrence of the Common Stock being deemed to be a “penny stock” as defined in SEC Rule 3a51-1 on or after the issuance date. In addition, the Company will pay $20,000.00 to the Investor’s legal counsel for the Investor’s expenses relating to the preparation of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. In addition, the Purchase Agreement provides that the Investor may not beneficially own more than 4.99% of the outstanding Common Stock immediately after giving effect to the issuance of shares in connection with any purchase, and the Company may not issue ELOC Shares under the Purchase Agreement in excess of the “Exchange Cap” (as defined in the Purchase Agreement) unless and until the Company obtains the required stockholder approval in accordance with the rules of Nasdaq.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Investor on May 8, 2026 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement for the resale by the Investor of a specified number of shares of Common Stock issuable according to the Purchase Agreement. The Company agreed to file such registration statement within 30 days of May 8, 2026, and to use its best efforts to have such registration statement declared effective by the SEC within 90 calendar days after May 8, 2026.

During the period beginning on May 8, 2026 and continuing until the later of (i) 24 months from May 8, 2026 or (ii) the date the Purchase Agreement is no longer in effect, the Company agreed not, without the prior written consent of the Investor, to enter into any other Equity Line of Credit (as defined in the Purchase Agreement). So long as the Purchase Agreement remains in effect, the Company also agreed not, without the prior written consent of the Investor, to enter into any Variable Rate Transaction (as defined in the Purchase Agreement), unless the Company first provides the Investor with a right of first refusal as set forth in the Purchase Agreement. If the Investor elects not to consummate such Variable Rate Transaction with the Company, then the references to “95%” in the definitions of both “Initial Purchase Price” and “Market Price” under the Purchase Agreement will automatically be amended to “90%.” The Purchase Agreement also provides that the Company’s existing at-the-market offering pursuant to its sales agreement with Roth Capital Partners, LLC and Bancroft Capital LLC dated November 26, 2025 will not be deemed a Variable Rate Transaction.

The foregoing descriptions of the Purchase Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and each of which is incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Common Stock Purchase Warrant dated May 8, 2026
10.1	Equity Purchase Agreement dated May 8, 2026, by and between Synergy CHC Corp. and Hudson Global Ventures, LLC
10.2	Registration Rights Agreement dated May 8, 2026, by and between Synergy CHC Corp. and Hudson Global Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026

SYNERGY CHC CORP.

	By:	/s/ Jack Ross
	Name:	Jack Ross
	Title:	Chief Executive Officer

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